Exhibit 5.1
[Holland & Knight LLP Letterhead]
March 16, 2010
Altra Holdings, Inc.
and the Guarantors listed on Schedule I hereto
300 Granite Street, Suite 201
Braintree, Massachusetts 02184

Re:	Exchange by Altra Holdings, Inc. of $210,000,000 8⅛% Senior Secured Notes due 2016
Ladies and Gentlemen:
          We have acted as counsel to Altra Holdings, Inc., a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto organized under the laws of the State of Delaware (the “Delaware Guarantors”), and the guarantor listed on Schedule I hereto not organized under the laws of the State of Delaware (the “Non-Delaware Guarantor” and together with the Delaware Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $210,000,000 aggregate principal amount of 8⅛% Senior Secured Notes due 2016 (the “Registered Notes”). The Registered Notes are being issued pursuant to an indenture dated as of November 25, 2009 (the “Indenture”), by and among the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The Registered Notes will be offered by the Company in exchange for a like aggregate principal amount of its outstanding 8⅛% Senior Secured Notes due 2016. The Registered Notes are to be unconditionally guaranteed on a senior secured basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the “Guarantees”).
     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents, and (d) that each transaction complies with all tests of good faith, fairness and conscionability required by law.
     We have also assumed (i) the valid existence and good standing of the Non-Delaware Guarantor and the Trustee, (ii) that the Non-Delaware Guarantor and the Trustee has the requisite corporate power and authority to enter into and perform its obligations under the Indenture and that the Indenture is the valid and legally binding obligation of the Non-Delaware Guarantor and the Trustee, and (iii) the due authorization, execution and delivery by the Non-Delaware Guarantor of its respective Guarantee. In addition, we have assumed that the Registered Notes and each Guarantee will be executed and delivered by an authorized officer of the Company or respective Guarantor, as the case may be, substantially in the form examined by us.
     Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we are of the opinion that:
     1. When the Registered Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture upon the exchange, the Registered Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and general principles of equity.

March 16, 2010

     2. The execution, delivery and performance by each Delaware Guarantor of its Guarantee of the Registered Notes have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Delaware Guarantor.
      3. The execution, delivery and performance by the Non-Delaware Guarantor of its Guarantee of the Registered Notes has been duly authorized by all necessary corporate action on the part of the Non-Delaware Guarantor.
      4. The Guarantees of each of the Guarantors, when duly and validly executed and delivered by or on behalf of the Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, and duly authenticated by the Trustee, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and general principles of equity.
     The opinion expressed in paragraph 3 above as it relates to the Non-Delaware Guarantor is based upon, and we rely herein upon, the opinion of Pennsylvania counsel attached hereto as Schedule II.
      The opinions expressed above (except as set forth in paragraph 3) are limited to the laws of the State of New York. Therefore, we express no opinion concerning matters governed by the laws of any other jurisdiction.
     We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.
     We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP

SCHEDULE I

GUARANTOR	JURISDICTION OF INCORPORATION

Altra Industrial Motion, Inc.	Delaware
American Enterprises MPT Corp.	Delaware
American Enterprises MPT Holdings, LLC	Delaware
Ameridrives International, LLC	Delaware
Boston Gear LLC	Delaware
Formsprag LLC	Delaware
Inertia Dynamics, LLC	Delaware
Kilian Manufacturing Corporation	Delaware
Nuttall Gear LLC	Delaware
TB Wood’s Corporation	Delaware
TB Wood’s Enterprises, Inc.	Delaware
TB Wood’s Incorporated	Pennsylvania
Warner Electric International Holding, Inc.	Delaware
Warner Electric LLC	Delaware
Warner Electric Technology LLC	Delaware

SCHEDULE II
[Saul Ewing LLP Letterhead]
March 16, 2010
Altra Holdings, Inc.
and the Guarantors listed on Schedule I hereto
300 Granite Street, Suite 201
Braintree, Massachusetts 02184

Re:	Exchange by Altra Holdings, Inc. of $210,000,000 8⅛% Senior Secured Notes due 2016
Ladies and Gentlemen:
     We have acted as counsel to TB Wood’s Incorporated, a Pennsylvania corporation (the “Pennsylvania Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by Altra Holdings, Inc. a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $210,000,000 aggregate principal amount of 8⅛% Senior Secured Notes due 2016 (the “Registered Notes”). The Registered Notes are being issued pursuant to an indenture dated as of November 25, 2009 (the “Indenture”), by and among the, the guarantors listed on Schedule I organized under the laws of the State of Delaware (the “Delaware Guarantors”), the Pennsylvania Guarantor (together with the Delaware Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The Registered Notes are to be offered by the Company in exchange for a like aggregate principal amount of its outstanding 8⅛% Senior Secured Notes due 2016. The Registered Notes are to be unconditionally guaranteed on a senior secured basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the “Guarantees”).
     In rendering the opinion set forth below, we have examined and relied on originals or copies of the following documents:
     (a) the Registration Statement;
     (b) the Indenture; and
     (c) the form of Guarantee to be executed by the Pennsylvania Guarantor.
     We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records,

March 16, 2010

documents, instruments and certificates we have reviewed and that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents, and (d) that each transaction complies with all requirements of good faith, fairness and conscionability required by law.
     We have also assumed (i) the valid existence and good standing of the Company, each Delaware Guarantor and the Trustee, (ii) that the Company, each Delaware Guarantor and the Trustee have the requisite limited liability company or corporate power and authority to enter into and perform their obligations under the Indenture and that the Indenture is the valid and legally binding obligation of the Company, each Delaware Guarantor and the Trustee, and (iii) the due authorization, execution and delivery by each Delaware Guarantor of its respective Guarantee. In addition, we have assumed that the Registered Notes and each Guarantee will be executed and delivered by an authorized officer of the Company or respective Guarantor, as the case may be, substantially in the form examined by us.
     Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we are of the opinion that:
     The execution, delivery and performance by the Pennsylvania Guarantor of its Guarantee of the Registered Notes have been duly authorized by all necessary corporate action, on the part of the Pennsylvania Guarantor. The Guarantee of the Pennsylvania Guarantor, when duly and validly executed and delivered by or on behalf of the Pennsylvania Guarantor in accordance with the terms of the Indenture and as contemplated by the Registration Statement, and duly authenticated by the Trustee, will constitute the legal, valid and binding obligation of the Pennsylvania Guarantor, enforceable against the Pennsylvania Guarantor in accordance with its terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and general principles of equity.
     The opinion expressed herein is limited to the laws of the Commonwealth of Pennsylvania. Therefore, we express no opinion concerning matters governed by the laws of any other jurisdiction.
     We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.

March 16, 2010

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ SAUL EWING LLP

SAUL EWING LLP

SCHEDULE I

GUARANTOR	JURISDICTION OF INCORPORATION

Altra Industrial Motion, Inc.	Delaware
American Enterprises MPT Corp.	Delaware
American Enterprises MPT Holdings, LLC	Delaware
Ameridrives International, LLC	Delaware
Boston Gear LLC	Delaware
Formsprag LLC	Delaware
Inertia Dynamics, LLC	Delaware
Kilian Manufacturing Corporation	Delaware
Nuttall Gear LLC	Delaware
TB Wood’s Corporation	Delaware
TB Wood’s Enterprises, Inc.	Delaware
TB Wood’s Incorporated	Pennsylvania
Warner Electric International Holding, Inc.	Delaware
Warner Electric LLC	Delaware
Warner Electric Technology LLC	Delaware